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                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

           DEAN WITTER/COLDWELL BANKER TAX EXEMPT MORTGAGE FUND, L.P.

                                 TEMPO-LP, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 TEMPO-GP, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/ / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:
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2. Aggregate number of securities to which transaction applies:
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3. Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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4. Proposed maximum aggregate value of transaction:
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5. Total fee paid:
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/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
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2. Form, Schedule or Registration Statement No.:
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3. Filing Party:
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4. Date Filed:
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                          DEAN WITTER/COLDWELL BANKER
                         TAX EXEMPT MORTGAGE FUND, L.P.

Dear Assigned Benefit Certificate Holder:

Please accept our thanks for sending in the consent.

To avoid the possibility of the validity of your consent being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed consent form with the correction indicated in the self-addressed envelope provided for your convenience. This new consent will automatically revoke your previous consent.

- Your previous consent was unsigned. If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.

- Your previous consent was undated. Please sign and date to conform to the name shown on the consent.

Since time is of the essence, we would greatly appreciate your signing, dating and mailing this new consent as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we appreciate your support.

Sincerely,

Georgeson & Company Inc.